Exhibit 10.17

THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED OR SOLD IN RELIANCE ON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT AND STATE LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND STATE LAWS.

NUESTRA TARJETA DE SERVICIOS, INC.

WARRANT AGREEMENT

                     , 20

Warrant Holder:	No. of Shares:

Nuestra Tarjeta de Servicios, Inc. (the “Company”), hereby grants to the person identified above as the Warrant Holder warrants (the “Warrants”) to purchase the number of shares of common stock of the Company (“Common Stock” or “Shares”) set forth above.  Such Warrants are granted on the following terms and conditions:

1.                                      Exercise of Warrants.  100% of the Shares subject to the Warrants granted in this agreement (the “Warrant Agreement”) shall vest immediately following the date of this Warrant Agreement.  Exercise of the Warrants is subject to the following:

2.                                      Exercise Price.  The exercise price (the “Exercise Price”) shall be $        per Share, subject to adjustment pursuant to Section 2 below.

a)                                      Expiration of Warrant Term. The Warrants will expire at 5:00 p.m. Eastern Standard Time on the tenth anniversary of the date of this Warrant Agreement, and may not be exercised thereafter (the “Expiration Date”).

b)                                     Method of Exercise; Payment.  To the extent that the Warrant has become and remains exercisable it may be exercised by the Warrant Holder delivering to the Company a written notice of exercise signed by the Warrant Holder, in substantially the form attached hereto as Exhibit A (a “Notice of Exercise”), together with, at the option of the Warrant Holder: (i) a check payable to the Company in the amount of the total purchase price for the Warrant Shares to be purchased pursuant to the Notice of Exercise; (ii) with the consent of the Company, shares of Common Stock duly endorsed for transfer to the Company and owned by the Warrant Holder; (iii) with the consent of the Company, by authorization to the Company to withhold shares of Common Stock otherwise issuable upon exercise of the Warrant; or (iv) any combinations of (i), (ii) and (iii) of this Section 2(b).  In cases of exercise whereby the Warrant Holder tenders Common Stock to the Company or otherwise withholds Common Stock pursuant to provisions (ii) or (iii) of this Section 2(b), the Fair Market Value (as defined below) on the date of exercise of the Common Stock tendered to the Company or authorized to be withheld upon exercise of the Warrant shall be credited against the Exercise Price of the Common Stock for which a Notice of Exercise has been provided (however, the Company shall not be obligated to issue any fractional shares or to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred or withheld over the aggregate Exercise Price).

“Fair Market Value” on any date shall mean: (i) the closing sales price of the Common Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Common Stock during the  fiveday period preceding the date the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Common Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Common Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Common Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board of Directors (the “Board”) of the Company based on such relevant facts as may be available to the Board, which may include, at the sole discretion and option of the Board, opinions of independent experts, the price at which recent sales have been made, the book value of the Common Stock, and the Company’s current and future earnings.

Within 30 days after the exercise of the Warrant as herein provided, the Company shall deliver to the Warrant Holder a certificate or certificates for the Warrant Shares being issued in the name of the Warrant Holder and in such denominations as are requested by the Warrant Holder.

c)                                      Partial Exercise.  In the event of a partial exercise of the Warrants, the Company shall either issue a new agreement for the balance of the Shares subject to this Warrant Agreement after such partial exercise, or it shall conspicuously note hereon the date and number of Shares purchased pursuant to such exercise and the number of Shares remaining covered by this Warrant Agreement.

d)                                     Restrictions on Exercise. The Warrants may not be exercised (i) if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or banking laws or other law or regulation or (ii) unless the holder hereof obtains any approval or other clearance which the Company determines to be necessary or advisable from the any state or federal regulatory agency with regulatory authority over the operation of Company.  The Company may require representations and warranties from the Warrant Holder as required to comply with applicable laws or regulations, including the Securities Act of 1933 and state securities laws.

3.                                      Anti-Dilution; Merger.

a)                                      If, prior to the termination of the Warrant as provided in Section 2(a) hereof:

(i)                                     The number of outstanding shares of common stock of the Company is increased by a stock split, stock dividend, or other similar event, the Exercise Price shall be proportionately reduced and the number of Shares subject to Warrants that have not theretofore been purchased by the Warrant Holder shall be proportionately increased.

(ii)                                  The number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Exercise Price shall be proportionately increased and the number of Shares subject to Warrants that have not theretofore been purchased by the Warrant Holder shall be proportionately reduced.

If any adjustment under this Section 3(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded.  In lieu of any fractional Shares subject to Warrants to which the Warrant Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of such fractional Shares, as determined in good faith by the board of directors of the Corporation.

b)                                     If, prior to the termination of the Warrant as provided in Section 2(a) hereof, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Warrant Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares subject to this Warrant immediately theretofore purchasable and receivable upon the exercise of the Warrant, such shares of stock and securities as may be issued or payable with respect to or in exchange for the number of Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Warrant Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares purchasable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.  The Company shall not effect any transaction described in this subsection (b) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Warrant Holder such shares of stock and securities as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to purchase.  The foregoing notwithstanding, in the event of a merger or consolidation in which the Company is not the surviving entity, if the Company concludes that it will be unable to satisfy the conditions of this subsection (b) without a material adverse effect on the terms of such proposed transaction, then the Company shall have the option, prior to or contemporaneously with the closing of such merger or consolidation, to purchase the Warrant from the Warrant Holder at its then Fair Market Value.

4.                                      Valid Issuance of Common Stock.  The Company possesses the full authority and legal right to issue, sell, transfer, and assign this Warrant and the Shares issuable pursuant to this Warrant.  The issuance of this Warrant vests in the holder the entire legal and beneficial interests in this Warrant, free and clear of any liens, claims, and encumbrances and subject to no legal or equitable restrictions of any kind except as described herein.  The Shares that are issuable upon exercise of this Warrant, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions under applicable state and federal securities.

5.                                      Investment Representation.  This Agreement and the Warrants represented hereby were issued in reliance on an exemption from registration under the Securities Act of 1933 (the “Act”) and other applicable exemptions under state securities laws.  The Company’s reliance on such exemption is predicated in part on the Warrant Holder’s representations set forth herein.  As a condition to the issuance of Shares hereunder, the Warrant Holder represents to the Company that the Shares Warrant Holder will acquire pursuant to such exercise are being purchased for Warrant Holder’s own account for investment purposes only and not with a present view to resale or a distribution thereof.  The Warrant Holder acknowledges that the Shares may be “restricted securities” as defined in the Act and that such Shares may not be able to be resold unless such resale is registered under the Act and applicable state securities laws or unless an exemption is available.  The Warrant Holder acknowledges that Warrant Holder has no rights to cause the registration of the Shares.

6.                                      Restrictions on Transferability.  This the Agreement and the Warrants may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way (whether by operation of law or otherwise) without the Company’s prior written consent and shall not be subject to execution, attachment, or similar process.  Any attempted assignment, transfer, pledge, hypothecation, or other disposition of these Warrants contrary to the provisions hereof shall be without legal effect.  The Shares issuable on exercise of the Warrants may not be assigned or transferred by the Warrant Holder without the Company’s prior written consent and, if so requested by the Company, the delivery by the Warrant Holder to the Company of an opinion of counsel in form and substance satisfactory to the Company stating that such transfer or assignment is in compliance with the Act and applicable state securities laws.

7.                                      Restrictive Legend.  Each certificate for Shares issued upon exercise of the Warrant shall bear a legend stating that they have not been registered under the Act or any state securities laws and referring to the restrictions on transferability and sale herein.

8.                                      Covenants of the Company.   During the term of the Warrants, the Company shall:

a)                                      at all times authorize, reserve and keep available, solely for issuance upon exercise of this Warrant, sufficient Shares from time to time issuable upon exercise of this

Warrant;

b)                                     on receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, at its expense execute and deliver, in lieu of this Warrant, a new Warrant of like tenor; and

c)                                      on surrender for exchange of this Warrant or any Warrant substituted therefor pursuant hereto, properly endorsed, to the Company, at its expense, issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the issuances of the number of shares of common stock issuable pursuant to the terms of the Warrant or Warrants so surrendered.

9.                                      No Rights as a Shareholder.  The Warrant Holder shall not have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to the Warrant until such shares have been issued and delivered to the Warrant Holder in accordance with this Warrant.

10.                               Taxes.  As a condition to the issuance of the Shares subject to this Warrant, the Company may withhold, or require the Warrant Holder to pay or reimburse the Company for, any taxes which the Company determines are required to be withheld under federal, state or local law in connection with the exercise of the Warrant.

11.                               Amendment.  Neither this Agreement nor the rights granted hereunder may be amended, changed or waived except in writing signed by each party hereto.

12.                               Governing Law.  This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia without regard to the principles of conflicts of laws.

13.                               Entire Agreement.  This Warrant and the related subscription agreement, investor questionnaire, business plan of the Company, and Articles of Incorporation, as amended from time to time, of the Company in the form filed with the Secretary of State of the State of Georgia (collectively, the “Related Documents”) constitute the full and entire agreement and understanding of the parties to this Warrant with respect to the subjects hereof and thereof, and supersede all previous discussions and agreements, if any, of the parties hereto.  No party shall be liable for or bound in any other manner by any representations, warranties, covenants or agreements except as specifically set forth in this Warrant and the Related Documents.

14.                               Severability.  The provisions of this Warrant, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provision to the extent enforceable, shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, the Company has executed and the holder has accepted this Warrant Agreement as of the date and year first above written.

NUESTRA TARJETA DE SERVICIOS, INC.

By:
Drew Edwards, CEO
(CORPORATE SEAL)
Attest:
Secretary

WARRANT HOLDER:

By:
Signature

Name

EXHIBIT A

NOTICE OF EXERCISE

[DATE]

Nuestra Tarjeta de Servicios, Inc.
3350 Peachtree Road
Suite 1050
Atlanta, GA 30326
Attn:  President

Re:	Exercise of Stock Purchase Warrant

Dear Sir:

The undersigned,                                 , pursuant to that certain Warrant Agreement, dated as of                     , 20   , by and between Nuestra Tarjeta de Servicios, Inc. (the “Company”) and the undersigned (the “Warrant”), hereby exercises the Warrant for                    shares of Common Stock, subject to the terms and conditions of the Warrant. Accompanying this Notice is: (i) a check in the amount of $                                 payable to the Corporation; (ii) following the Company’s written consent,                    shares of the Company’s Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the Warrant) as of the date hereof of $                  ; (iii) following the Company’s written consent, authorization to withhold                    shares of Common Stock otherwise issuable upon exercise of the Warrant (which authorization is given pursuant to my signature below); or (iv) any combinations of (i), (ii) and (iii) of this Notice of Exercise, such amounts or withholdings being equal, in the aggregate, to the Exercise Price set forth in Section 2 of the Warrant multiplied by the number of shares of Common Stock being acquired hereby (in each instance subject to appropriate adjustment pursuant to Section 3 of the Warrant).

Very truly yours,

[Name]